Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BioTime, Inc. Commences Exchange Offer for Revolving Line of
Credit Notes

ALAMEDA, CA, August 5, 2009 – BioTime, Inc. (OTCBB: BTIM) announced today that it is making an Exchange Offer to the holders of approximately $3,500,000 of its Revolving Credit Notes issued under its revolving line of credit agreement.  Under the terms of the Exchange Offer, each holder of a Revolving Credit Note tendered for exchange will receive (a) a number of BioTime common shares equal to the sum of the principal balance of the Revolving Credit Note divided by the applicable price per share for which the Revolving Credit Note may be exchanged for BioTime common shares under the terms of the revolving line of credit agreement, (b) a warrant to purchase a number of common shares determined by multiplying the number of dollars in the principal balance of the Revolving Credit Note by 3%, (c) the amount of interest accrued on their Revolving Credit Note, and (d) the amount of additional interest that would have accrued on the principal balance of their Revolving Credit Note if they held their Revolving Credit Note to maturity on December 1, 2009.

The warrants to be issued in the Exchange Offer will be exercisable at a price of $2.00 per share, subject to adjustment under the terms of the Warrant Agreement governing the warrants, and will expire at 5:00 p.m. New York time on October 31, 2010.

The Exchange Offer will expire at 5:00 p.m. California time on August 20, 2009, unless extended by BioTime.  BioTime reserves the right to amend, modify or withdraw the Exchange Offer prior to its consummation.

BioTime is making the Exchange Offer for the purpose of retiring the Revolving Line of Credit indebtedness prior to the maturity date, and if all of the Revolving Credit Notes are tendered for exchange in the Exchange Offer, BioTime will have no further outstanding indebtedness other than accounts payable and similar contractual obligations arising in the ordinary course of business.

The BioTime common shares and warrants issued in the Exchange Offer will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or transferred, and the warrants may not be exercised, unless registered under the Securities Act or unless an exemption from registration is then available.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in the Exchange Offer.  Any representation to the contrary is a criminal offense.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  In addition to its stem cell products, BioTime has developed blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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